F & M NATIONAL CORPORATION
                             401(K) RETIREMENT PLAN





                     AS AMENDED AND RESTATED EFFECTIVE AS OF
                                 JANUARY 1, 1999

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                                TABLE OF CONTENTS
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SECTION I - DEFINITIONS..........................................................................................
         1.1      Account or Accounts............................................................................
         1.2      Affiliated Employer............................................................................
         1.3      Alternate Payee................................................................................
         1.4      Beneficiary....................................................................................
         1.5      Board..........................................................................................
         1.6      Code...........................................................................................
         1.7      Committee......................................................................................
         1.8      Company........................................................................................
         1.9      Company Stock..................................................................................
         1.10     Company Stock Fund.............................................................................
         1.11     Compensation...................................................................................
         1.12     Disability.....................................................................................
         1.13     Early Retirement Date..........................................................................
         1.14     Effective Date.................................................................................
         1.15     Eligibility Computation Period.................................................................
         1.16     Eligible Employee..............................................................................
         1.17     Employee.......................................................................................
         1.18     Employer.......................................................................................
         1.19     Employer Annual Contributions..................................................................
         1.20     Employer Matching Contributions................................................................
         1.21     Entry Date.....................................................................................
         1.22     ERISA..........................................................................................
         1.23     5% Owner.......................................................................................
         1.24     Highly Compensated Employee....................................................................
         1.25     Insider........................................................................................
         1.26     Investment Manager.............................................................................
         1.27     Normal Retirement Date.........................................................................
         1.28     Participant....................................................................................
         1.29     Plan...........................................................................................
         1.30     Plan Year......................................................................................
         1.31     Qualified Domestic Relations Order.............................................................
         1.32     Rule 16b-3.....................................................................................
         1.33     Salary Deferral Contributions..................................................................
         1.34     Section 415 Compensation.......................................................................
         1.35     Service........................................................................................
         1.36     Spouse.........................................................................................
         1.37     Terminated Participant.........................................................................
         1.38     Trust or Trust Fund............................................................................
         1.39     Trustee........................................................................................
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                                      (i)
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         1.40     Valuation Date.................................................................................

SECTION II - PARTICIPATION.......................................................................................
         2.1      Eligibility....................................................................................
         2.2      Determination of Eligibility...................................................................
         2.3      Duration of Participation; Reemployment........................................................
         2.4      Cessation of Participation with Continued Employment...........................................

SECTION III - CONTRIBUTIONS......................................................................................
         3.1      Salary Deferral Contributions..................................................................
         3.2      Employer Contributions.........................................................................
         3.3      No Right or Duty of Inquiry....................................................................
         3.4      Time and Manner of Payment of Contributions....................................................
         3.5      Non-Reversion..................................................................................

SECTION IV - ACCOUNTS AND ALLOCATIONS............................................................................
         4.1      Participants'Accounts..........................................................................
         4.2      Allocation of Contributions and Earnings.......................................................
         4.3      Allocation of Forfeitures......................................................................
         4.4      Annual Addition................................................................................
         4.5      Benefit Limitations - Multiple Plans...........................................................
         4.6      Anti-Discrimination Test for Salary Deferral Contributions.....................................
         4.7      Anti-Discrimination Test for Employer Matching Contributions...................................
         4.8      Distribution of Excess Contributions...........................................................
         4.9      Correction of Error............................................................................
         4.10     Trust as Single Fund...........................................................................

SECTION V - BENEFITS AND WITHDRAWALS.............................................................................
         5.1      Vesting........................................................................................
         5.2      Retirement; Termination of Employment..........................................................
         5.3      Death Benefits.................................................................................
         5.4      Disability Benefits............................................................................
         5.5      Designation of Beneficiary.....................................................................
         5.6      Commencement of Distribution...................................................................
         5.7      Form of Benefit................................................................................
         5.8      Elections......................................................................................
         5.9      Withdrawals During Employment After Age 59 1/2.................................................
         5.10     Hardship Withdrawals...........................................................................
         5.11     Location of Missing Participants...............................................................
         5.12     Benefits to Minors and Incompetents............................................................
         5.13     Eligible Rollover Distributions................................................................
         5.14     Insiders.......................................................................................
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                                      (ii)

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SECTION VI - INVESTMENT OF ACCOUNTS..............................................................................
         6.1      Investment Funds...............................................................................
         6.2      Directed Investments...........................................................................
         6.3      Limitations on Directed Investments............................................................
         6.4      Application to Beneficiaries and Alternate Payees..............................................
         6.5      Voting, Tender and Exercise of Similar Rights with Respect to
                  Company Stock..................................................................................
         6.6      Management of the Company Stock Fund...........................................................
         6.7      Allocation of Income...........................................................................

SECTION VII - PLAN ADMINISTRATION................................................................................
         7.1      General Administration.........................................................................
         7.2      Powers and Duties..............................................................................
         7.3      Meetings and Quorum............................................................................
         7.4      Compensation...................................................................................
         7.5      Domestic Relations Orders......................................................................
         7.6      Claims Procedure...............................................................................

SECTION VIII - DUTIES AND POWERS OF THE TRUSTEE..................................................................
         8.1      General........................................................................................
         8.2      Investment of the Trust Fund...................................................................
         8.3      Payments from the Trust Fund...................................................................
         8.4      Powers of the Trustee..........................................................................
         8.5      Accounts and Reports...........................................................................
         8.6      Limitation of Liability........................................................................
         8.7      Power of Trustee to Carry Out the Plan.........................................................
         8.8      Investment Manager.............................................................................
         8.9      Resignation and Removal; Appointment of Successor..............................................

SECTION IX - TOP HEAVY...........................................................................................
         9.1      Top Heavy......................................................................................
         9.2      Determination of Top Heavy Status..............................................................
         9.3      Minimum Contribution...........................................................................
         9.4      Vesting........................................................................................
         9.5      Benefit and Contribution Limitations...........................................................

SECTION X - ADOPTION OF PLAN BY AFFILIATED EMPLOYERS.............................................................
         10.1     Adoption of the Plan...........................................................................
         10.2     Withdrawal.....................................................................................

SECTION XI - AMENDMENT AND TERMINATION...........................................................................
         11.1     Amendment......................................................................................
         11.2     Termination....................................................................................
         11.3     Merger.........................................................................................
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                                     (iii)
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SECTION XII - MISCELLANEOUS......................................................................................
         12.1     Receipt of Rollovers and Trustee-to-Trustee Transfers..........................................
         12.2     Indemnification................................................................................
         12.3     Exclusive Benefit Rule.........................................................................
         12.4     No Right to the Fund...........................................................................
         12.5     Rights of the Employer.........................................................................
         12.6     Non-Alienation of Benefits.....................................................................
         12.7     Construction and Severability..................................................................
         12.8     Delegation of Authority........................................................................
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                                      (iv)
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                           F & M NATIONAL CORPORATION
                             401(K) RETIREMENT PLAN


                                   BACKGROUND

         F & M National Corporation (the "Company") maintains the F & M National Corporation 401(k) Retirement Plan (the "Plan") for the benefit of its eligible employees and the eligible employees of its affiliated employers. The Plan was originally effective as of January 1, 1986, and has been amended and restated since the original effective date. The Company is the Plan Administrator with the power to amend the Plan.

         The Company now wishes to amend and restate the Plan, generally effective as of January 1, 1999. This Plan supersedes all prior Plan documents and amendments. The Plan is intended to be a profit sharing plan with a cash or deferred arrangement under Internal Revenue Code sections 401(a) and 401(k). The Plan is also intended to qualify as a Section 404(c) plan for purposes of the Employee Retirement Income Security Act of 1974, as amended.

         F & M Trust Company has agreed to serve as trustee (the "Trustee") of the Plan.

         NOW, THEREFORE, the Company and the Trustee agree as follows:

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                                   SECTION I
                                   DEFINITIONS

1.1 ACCOUNT OR ACCOUNTS: A Participant's interest in the Trust Fund, which shall consist of one or more Accounts as described in Section 4.1.

1.2 AFFILIATED EMPLOYER: Any organization under common control with the Company (as determined under Code sections 414(b) and (c)), or that is a member of an affiliated service group with an Employer (as determined under Code section 414(m)) of which the Company is a member.

1.3 ALTERNATE PAYEE: Any spouse, former spouse, child or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to all or a portion of the benefits payable under the Plan to the Participant.

1.4 BENEFICIARY: The person or entity who is to receive, pursuant to Section 5.5, benefits payable from the Plan on account of a Participant's death.

1.5 BOARD:  The Board of Directors of the Company.

1.6 CODE: The Internal Revenue Code of 1986, as amended. A reference to a particular Code section shall include a reference to any regulations issued under the section.

1.7 COMMITTEE: The Committee appointed by the Company pursuant to Section VII to be responsible for the general administration of the Plan and supervision of the Trust Fund.

1.8 COMPANY: F & M National Corporation and any successor by merger, consolidation or otherwise.

1.9 COMPANY STOCK:  Common stock issued by the Company.

1.10 COMPANY STOCK FUND: The investment fund maintained under the Plan for the investment of Participants' Accounts in shares of Company Stock.

1.11 COMPENSATION: The earnings paid to a Participant by the Employer during a Plan Year for personal services as reported on Form W-2 including, but not limited to, overtime pay, incentive payments, holiday, vacation and sick pay. Compensation shall include Salary Deferral Contributions made on a Participant's behalf under this Plan and any Plan described under Code Section 125, and any other type of elective contribution or deferred compensation described in Regulations section 1.414(s)-l(c)(4). Compensation shall not include the following items (even if includible in gross income): bonuses, reimbursements or other expense allowances, moving expenses, fringe benefits (cash and noncash), deferred compensation, and welfare benefits. In the case of an Employee who is employed by two or more Employers, the Employee's aggregate Compensation from all Employers shall be deemed to be his Compensation. Compensation for a Participant's first year of participation shall mean Compensation earned only

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during the period after becoming a Participant. For convenience of administration, Compensation may be rounded to the nearest $100. The amount of annual Compensation taken into account under the Plan for a Participant may not exceed, in the aggregate, $160,000, or an adjusted amount determined pursuant to Code sections 401(a)(17).

1.12 DISABILITY: The inability, by reason of physical or mental infirmity, or both, of a Participant to engage in any employment or occupation for remuneration or profit, determined by the Committee to be permanent or likely to exist for an indefinite period of years. The Committee shall determine whether a Participant has incurred a Disability based on the Participant's eligibility for benefits under the Company's long-term disability plan. If the Company does not offer a long-term disability plan, then the Committee shall determine whether a Participant has a Disability based on the Participant's eligibility for Disability benefits under the Social Security Act.

1.13 EARLY RETIREMENT DATE: The first day of the month coinciding with or next following the date on which a Participant attains age 55 and has completed at least ten years of service.

1.14 EFFECTIVE DATE: The original effective date is January 1, 1986. The effective date of this amendment and restatement is January 1, 1999.

1.15 ELIGIBILITY COMPUTATION PERIOD: A consecutive twelve month period beginning on the first day the Employee performs an Hour of Service for the Employer and each anniversary thereafter.

1.16 ELIGIBLE EMPLOYEE: Any Employee of the Company except any person whose condition of employment is subject to a collective bargaining agreement, unless such agreement provides for participation in the Plan.

1.17 EMPLOYEE: Any person employed by an Employer or an Affiliated Employer, other than an independent contractor or a leased employee (within the meaning of Code section 414(n)).

1.18 EMPLOYER: The Company and any Affiliated Employer that adopts the Plan with the consent of the Board.

1.19 EMPLOYER ANNUAL CONTRIBUTIONS: Contributions made by an Employer pursuant to Section 3.2(b).

1.20 EMPLOYER MATCHING CONTRIBUTIONS: Contributions made by an Employer pursuant to Section 3.2(a).

1.21 ENTRY DATE:  The first day of each calendar quarter.

1.22 ERISA: The Employee Retirement Income Security Act of 1974, as amended, and the regulations issued thereunder.

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1.23 5% OWNER: If the Employer or an Affiliated Employer is a corporation, any person who owns (or is considered as owning within the meaning of Code section
318) more than 5% of the outstanding stock of the Employer or Affiliated Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer or Affiliated Employer. If the Employer or Affiliated Employer is not a corporation, a 5% owner is any person who owns more than 5% of the capital or profits interest in the Employer or Affiliated Employer.

1.24 HIGHLY COMPENSATED EMPLOYEE: For purposes of computing the anti-discrimination tests described in Sections 4.6 and 4.7, a Highly Compensated Employee is an Employee who during the Plan Year or at any time in the preceding Plan Year: (a) was a 5% Owner, or (b) received Section 415 Compensation from the Employer in excess of $80,000 during the prior Plan Year and, to the extent elected by the Committee pursuant to applicable regulations, was in the top 20% of Employees when ranked on the basis of Section 415 Compensation paid during the prior Plan Year. The $80,000 amount shall be adjusted pursuant to Code sections 414(g) and 415(d). The determination of Highly Compensated Employees shall be made in accordance with Code section 414(g).

1.25 INSIDER: A person designated as an insider for purposes of Section 16 of the Securities Exchange Act of 1934.

1.26 INVESTMENT MANAGER:  A person other than the Trustee or the Committee:

(a) Who (i) is registered as an investment advisor under the Investment Advisors Act of 1940, (ii) is a bank, as defined in that Act, or (iii) is an insurance company qualified to perform services relating to the management, acquisition or disposition of assets of a plan under the laws of more than one state; and

(b) Who has acknowledged in writing that it is a fiduciary with respect to the Plan.

1.27 NORMAL RETIREMENT DATE: The first day of the month coinciding with or next following the month in which a Participant attains age 65.

1.28 PARTICIPANT: An Employee who has met the eligibility requirements of the Plan as set forth in Section II and who continues to be entitled to any benefits under the Plan.

1.29 PLAN: The F & M National Corporation 401(k) Retirement Plan, as set forth herein and as amended from time to time.

1.30 PLAN YEAR:  The calendar year.

1.31 QUALIFIED DOMESTIC RELATIONS ORDER: A domestic relations order that meets the requirements set forth in Code section 414(p).

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1.32 RULE 16B-3: Rule 16b-3 of the Securities Exchange Act of 1934, including any correspondence, subsequent rules or amendments.

1.33 SALARY DEFERRAL CONTRIBUTIONS: Contributions made by an Employer pursuant to Section 3.1.

1.34 SECTION 415 COMPENSATION: An Employee's total annual compensation from an Employer and Affiliated Employers, as defined in the Treasury Regulations issued under Code section 415. Section 415 Compensation includes an Employee's wages (including any elective deferrals as defined in Code section 402(g)(3)), salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer and Affiliated Employers (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses). Section 415 Compensation does not include:

     (a) Amounts received from the exercise of a nonqualified stock option or from restricted property.

     (b) Amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option.

     (c) Other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee).

1.35 SERVICE: An Employee shall be credited for Service for purposes of determining an Employee's right to participate in the Plan, the non-forfeitable right to the Participant's Account balance derived from Employer Annual Contributions, the Participant's eligibility to receive a contribution, and the Participant's eligibility for early retirement. An Employee's Service shall be computed in accordance with the following rules:

     (a) Year of Service. An Employee shall be credited with a Year of Service for purposes of eligibility to participate for an Eligibility Computation Period in which the Employee is credited with 1,000 Hours of Service. An Employee shall be credited with a Year of Service for purposes of (i) vesting, as provided in Section 5.1 and (ii) eligibility for early retirement, as provided in Section 5.2, for each Plan Year in which the Employee is credited with 1,000 Hours of Service.

     (b) Hour of Service. An Employee shall be credited with one Hour of Service for:

          (i) Each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer or an Affiliated Employer for the performance of duties. These hours shall be credited to the Employee for the computation period in which the duties are performed.

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          (ii)  Each hour (up to a maximum of 501 during a single continuous period) for which the Employee is paid or entitled to payment by the Employer or an Affiliated Employer for a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) because of vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. These hours shall be credited to the Employee for the computation period in which the duties would have been performed. Hours under this subparagraph shall be calculated and credited pursuant to Department of Labor Regulations section 2530.200b-2, which is incorporated in the Plan by this reference.

          (iii) Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer or an Affiliated Employer. The same Hours of Service shall not be credited both under subparagraphs (a), (b) or (d), as the case may be, and under this subparagraph (c). These hours shall be credited to the Employee for the computation period to which the award or agreement pertains, rather than the computation period in which the award, agreement or payment is made.

          (iv) If the Employer leases employees, Hours of Service with the Employer and Affiliated Employers shall be credited for any leased employee who is to be considered an Employee for purposes of the Plan under Code sections 414(n) and 414(o) and the regulations thereunder.

          (v) In any case in which employment records do not accurately reflect hours worked, Hours of Service shall be credited at the rate of 45 hours per calendar week.

          (vi) Notwithstanding the foregoing, the Plan will be administered in accordance with the service crediting requirements of the Unformed Services Employment and Reemployment Rights Act of 1994 and Code section 414(a).

     (c)  One-Year Break in Service.

          (i) A "One-Year Break in Service" occurs in an Eligibility Computation Period (for purposes of eligibility to participate in the Plan) or Plan Year (for all other purposes) in which an Employee is not credited with more than 500 Hours of Service.

          (ii) For purposes of determining whether a One-Year Break in Service has occurred in an Eligibility Computation Period or, if applicable, in a Plan Year, an Employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been

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                  credited to such Employee but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service per day for such absence. For this purpose, an absence from work for maternity or paternity reasons means an absence
                  (A) by reason of the pregnancy of the individual, (B) by reason of the birth of a child of the individual, (C) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (D) for purposes of caring for such child, for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (X) in the Eligibility Computation Period or, if applicable, in the Plan Year, in which the absence begins if the crediting is necessary to prevent a One-Year Break in Service in that period, or (Y) in all other cases, in the following Eligibility Computation Period or, if applicable, Plan Year.

     (d) Break in Service. A "Break in Service" shall mean five (5) consecutive One-Year Breaks in Service.

     (e) Disregard of Service. In the event an Employee incurs one or more One-Year Breaks in Service, Service prior to such breaks may be disregarded as follows:

          (i) If a Participant incurs a Break in Service at a time when he has no nonforfeitable right to his Account balance derived from Employer Annual Contributions, Service accrued prior to the Break in Service will not be taken into account if the number of consecutive One-Year Breaks in Service equals or exceeds the greater of (i) 5 or (ii) the Participant's aggregate number of Years of Service. Aggregate Years of Service will not include any Years of Service disregarded under this Section by reason of a prior Break in Service.

          (ii) If a Participant incurs a Break in Service, Service accrued after the Break in Service will not be taken into account when determining the nonforfeitable right to any Employer Annual Contributions made before the Break in Service.

          (iii) In all other cases, Service accrued prior to a Participant's Break in Service will be taken into account.

1.36 SPOUSE: The person to whom a Participant is legally married on the earlier of (a) the date benefits commence, or (b) the date of the Participant's death. A former spouse will be treated as the Spouse to the extent provided under a Qualified Domestic Relations Order.

1.37 TERMINATED PARTICIPANT: A person who has been a Participant, but whose employment has been terminated other than by death, retirement or Disability.

1.38 TRUST OR TRUST FUND:  The Plan assets held by the Trustee under the Plan.

1.39 TRUSTEE: F & M Trust Company and any successor trustee appointed by the Company and accepting the Trust.

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1.40 VALUATION DATE:  December 31.  The Company may establish more frequent
Valuation Dates.

                                       7

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                                   SECTION II

                                  PARTICIPATION

2.1      ELIGIBILITY:

     (a) Each Eligible Employee who was a Participant in the Plan immediately prior to January 1, 1999 shall continue to be a Participant in the Plan as of January 1, 1999.

     (b) Each Eligible Employee who is not already a Participant pursuant to subsection (a) shall be eligible to become a Participant on the first Entry Date after he has attained age 18 and completed one Eligibility Computation Period in which he performed 1,000 Hours of Service, provided he is an Employee on such Entry Date.

2.2 DETERMINATION OF ELIGIBILITY: The Committee shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer.

2.3 DURATION OF PARTICIPATION; REEMPLOYMENT: A Participant shall continue to be a Participant until he no longer has assets credited to his Account. If a Participant or a person who was formerly a Participant terminates employment and then is reemployed by an Employer, he shall be eligible to be a Participant as of the first Entry Date following the date of his reemployment.

         If an Employee terminates employment before meeting the eligibility requirements of Section 2.1, and then is reemployed by an Employer, he shall have to satisfy such eligibility requirements before becoming a Participant.

2.4 CESSATION OF PARTICIPATION WITH CONTINUED EMPLOYMENT: If a Participant ceases to be eligible to participate, but continues in the employ of an Employer, the Account of such Participant shall continue to be held in the Plan and to receive allocations of Trust Fund earnings pursuant to Section 4.2, but shall not receive allocations of contributions. The Participant's Account balance shall be distributed upon his termination of employment, pursuant to
Section V.

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


                                  SECTION III

                                  CONTRIBUTIONS

3.1      SALARY DEFERRAL CONTRIBUTIONS:

     (a) A Participant may elect to have Salary Deferral Contributions made on his behalf by filing an appropriate election with the Committee before the payroll period as of which the Participant wishes such contributions to begin. A Participant may change the amount of his Salary Deferral Contributions prospectively, or request a suspension or resumption of contributions, by filing an appropriate application, election or request with the Committee at such time as the Committee shall designate. All elections made by a Participant shall continue in force until they are changed or until the Participant ceases to be eligible to participate.

     (b) A Participant electing to have Salary Deferral Contributions made on his behalf shall direct his Employer to reduce his Compensation, when the election becomes effective, by a designated percentage and to contribute that designated percentage to the Plan for the benefit of the Participant. The designated percentage may be from 1% to 10% of the Compensation that is otherwise payable to the Participant during the Plan Year, provided that:

          (i) At any time during the Plan Year, the Committee may limit the percentage of Compensation that may be contributed for the benefit of Highly Compensated Employees.

          (ii) For each calendar year, the maximum amount of Salary Deferral Contributions that may be made on behalf of a Participant under this Plan and all other plans, contracts, or arrangements described in Code section 402(g)(3) may not exceed $10,000 (or the amount described in Code section 402(g)(1)). The $10,000 limitation shall be adjusted at the same time and in the same manner as under Code section 415(d).

          (iii) If a Participant participates in another plan that is subject to the $10,000 limit of subsection (b)(ii), the Participant may allocate any contributions in excess of $10,000 among the plans in which he participates. The Committee shall determine the amount of excess Salary Deferral Contributions attributable to this Plan and will distribute any excess Salary Deferral Contributions to Participants in accordance with Section IV.

     (c) If a Participant makes a hardship withdrawal pursuant to Section 5.10, the Participant's Salary Deferral Contributions will be suspended until the first Entry Date following the date that is 12 consecutive calendar months from the date of the hardship withdrawal.

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3.2      EMPLOYER CONTRIBUTIONS:

     (a) Employer Matching Contributions: For each Plan Year, an Employer may, but shall not be required to, contribute an Employer Matching Contribution for each Participant who made Salary Deferral Contributions. The amount of the Employer Matching Contribution will be determined by the Board in a uniform percentage applicable to all Participants.

     (b) Employer Annual Contributions: For each Plan Year, an Employer may, but shall not be required to, contribute an Employer Annual Contribution to the Plan in such amount as the Board shall determine.

3.3 NO RIGHT OR DUTY OF INQUIRY: No party shall have any right or duty to inquire into the amount of an Employer's annual contribution or the method used in determining the amount of the Employer's contribution. The Trustee shall be accountable only for funds actually received by him.

3.4  TIME AND MANNER OF PAYMENT OF CONTRIBUTIONS:

     (a) Salary Deferral Contributions shall be paid by the Employer to the Trust as soon as practicable after such contributions have been withheld from the Participant's Compensation, but in no event later than is required under regulations issued by the Department of Labor. Until transmitted to the Trust, such amounts may be held with the general funds of the Employer.

     (b) Employer Annual Contributions and Employer Matching Contributions for any Plan Year shall be paid at least annually in one or more payments at any time; provided that the total amount of the Employer Contributions for any Plan Year shall be paid to the Trust not later than the date on which the Employer's income tax return is required to be filed, including any extensions for filing obtained.

3.5 NON-REVERSION: It shall be impossible, at any time before satisfaction of all liabilities with respect to Participants and their Beneficiaries, for any part of the principal or income of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of such Participants and their Beneficiaries. However, the Employer's contribution under the Plan for any Plan Year shall be conditioned upon: (a) the Plan initially being a qualified plan under Code section 401(a) for such Plan Year, and (b) the contribution being deductible under Code section 404. If, after the Employer's contribution has been made, it is determined that a condition described in (a) or (b) was not satisfied with respect to such contribution, or that all or a portion of such contribution was made under a mistake of fact, the Trustee shall refund to the Employer, within one year of the date the contribution is remitted to the Trust, if such contribution is made by reason of a mistake of fact, or within one year of the denial of qualification or disallowance of the deduction, the amount of the contribution that was affected by the mistake of fact, or by a condition described in (a) or (b) not being satisfied, subject to the following rules:

     (a) The Trustee shall be under no obligation to make such refund unless a written direction to make the refund, signed by an authorized representative of the Employer, is submitted to the Trustee.

     (b) Earnings attributable to the refundable amount shall not be refunded, but the refundable amount shall be reduced by a proportionate share of any losses of the Trust from the date of crediting by the Trustee to the date of segregation.

     (c) The Trustee shall be under no obligation to verify that the refund is allowable or timely and shall be entitled to rely on the Employer's written direction to act.

                                   SECTION IV

                            ACCOUNTS AND ALLOCATIONS

4.1 PARTICIPANTS' ACCOUNTS: The following Accounts shall be maintained for each Participant:


     (a) A Salary Deferral Account, to which shall be allocated Salary Deferral Contributions made pursuant to Section 3.1 and earnings thereon.

     (b) An Employer Matching Contribution Account, to which shall be allocated Employer Matching Contributions made pursuant to Section 3.2(a) and earnings thereon.

     (c) An Employer Annual Contribution Account, to which shall be allocated the Participant's share of Annual Employer Contributions made pursuant to Section 3.2(b), and earnings thereon.

     (d) A Rollover Account, to which shall be credited amounts transferred pursuant to Section XII, and earnings thereon.

4.2      ALLOCATION OF CONTRIBUTIONS AND EARNINGS:

     (a) Salary Deferral Contributions shall be allocated to a Participant's Account no later than fifteen (15) business days following the last day of the month in which such contributions are received by the Trust.

     (b) If the Employer decides to make Employer Matching Contributions for the Plan Year, the Committee shall allocate the Employer Matching Contributions to the Accounts of Participants who made Salary Deferral Contributions during the Plan Year. The allocation shall be made as of the last day of the Plan Year or as of each Entry Date if the Committee so determines.

     (c) As of the last day of each Plan Year, the Committee shall allocate the Employer Annual Contributions to the Accounts of Participants (i) who are Employees of the Employer on the last day of the Plan Year, and
         (ii) to any Participant who has assets credited to his Account and who retired, died or became Disabled during the Plan Year. The allocation shall be made in the same proportion that each Participant's Compensation for the Plan Year bears to all Participants' Compensation for the Plan Year.

     (d) As of each Valuation Date, the Trustee shall determine the fair market value of each Participant's Account and any increase or decrease in the value of the Trust Fund since the last Valuation Date. Before crediting the contributions allocated pursuant to subsections (a), (b), and (c) above, the Committee shall proportionately allocate the net income or losses since the last Valuation Date on the basis of the balance in each Participant's Account as of the last preceding Valuation Date adjusted by subtracting any withdrawals or distributions since the last Valuation Date.

     (e) The Accounts of Participants adjusted in accordance with this Section shall be determinative of the value of the interest of each Participant in the Trust Fund for all purposes until a subsequent determination is made by the Trustee.

4.3      ALLOCATION OF FORFEITURES:

     (a) As of each Valuation Date, any amounts of Employer Annual Contributions which became Forfeitures since the last Valuation Date shall first be made available to reinstate previously forfeited Employer Annual Contributions of Terminated Participants in accordance with Section 5.1(f). The remaining Forfeitures, if any, shall be used to reduce the Employer Matching Contributions or Employer Annual Contributions, if any.

     (b) If the Employer does not make an Employer Annual Contribution for a Plan Year, the remaining Forfeitures shall be held in a Forfeiture account which shall be allocated pursuant to subsection (a) for subsequent Plan Years.

4.4      ANNUAL ADDITION:

     (a) Notwithstanding any other provision of this Plan to the contrary, the total amount of the Annual Addition (defined below) that may be allocated to the Accounts of any Participant for any Limitation Year shall not exceed the lesser of (i) $30,000, or (ii) 25% of the Participant's Section 415 Compensation. The $30,000 amount referred to in (i) shall be adjusted from time to time to correspond to the amount prescribed by law under Code section 415(c)(1)(A) or by the Secretary of the Treasury pursuant to Code section 415(d), determined as of the Valuation Date of the Plan Year to which the limitation applies. Limitation Year shall be the Plan Year.

     (b) For purposes of this Section, the term "Annual Addition" means the total of the following amounts credited to the Participant's Accounts:
         (i) the Employer Matching Contributions for the Plan Year, (ii) the Annual Employer Contributions for the Plan Year, (iii) the Salary Deferral Contributions for the Plan Year, and (iv) amounts described in Code sections 415(l)(1) and 419A(d)(2).

     (c) In the event the Annual Additions to all the Accounts of a Participant would exceed the limitations set forth in this Section, they shall be reduced in the following priority: (1) reduction of the Salary Deferral Contributions under Section 3.1; (2) reduction of the Employer Matching Contributions under Section 3.2(a); and then reduction of the Employer Annual Contributions under Section 3.2(b).

     (d) If the Employer and Affiliated Employers maintain more than one defined contribution plan qualified under Code section 401, then this Section shall be applied in such a way that the total Annual Addition under all such plans shall not exceed the amount specified in subsection (a). For purposes of applying the limitations set forth in this Section, Code sections 414(b) and 414(c) shall be applied as modified by Code section 415(h).

4.5 BENEFIT LIMITATIONS - MULTIPLE PLANS: For Limitation Years beginning before January 1, 2000, if an Employee is a Participant in one or more defined benefit plans and/or one or more defined contribution plans maintained by the Employer or an Affiliated Employer, then the sum of his "defined benefit plan fraction" (defined below) and his "defined contribution plan fraction" (defined below) for any Limitation Year as applied to the plans shall not exceed 1.0. Either the benefits provided under the defined benefit plans or the contributions made to the defined contribution plans shall be reduced to the extent necessary to comply with this limitation. For purposes of this Section:

     (a) The "defined benefit plan fraction" for any Limitation Year is a fraction, the numerator of which is the Participant's projected annual benefit under this Plan and all other defined benefit plans of the Employer and Affiliated Employers (determined as of the close of the Limitation Year), and the denominator of which is the lesser of:

          (i) The product of 1.25 multiplied by $90,000 (or such other amount as is permitted or required to be used under Code section 415(e)); or

          (ii) The product of 1.4 multiplied by 100% of the Participant's average Section 415 Compensation from the Employer for the three consecutive years that will produce the highest average.

         The $90,000 amount referenced above shall be adjusted at the same time and in the same manner as required by Code section 415(e).

     (b) The "defined contribution plan fraction" for any Limitation Year is a fraction, the numerator of which is the sum of the "annual additions" (defined below) to the Participant's accounts as of the close of the Limitation Year under all defined contribution plans of the Employer and Affiliated Employers and the denominator of which is the sum of the lesser of the following amounts determined for the Limitation Year and for each previous year of service with the Employer and Affiliated
         Employers:

          (i) The product of 1.25 multiplied by the dollar limitation in effect under Code section 415(c)(1)(A); or

          (ii) The product of 1.4 multiplied by 25% of the Participant's Section 415 Compensation for the Plan Year.

     (c) As an alternative to the foregoing, in determining the limits of this Section, the Committee may use any method permissible under Code section 415.

4.6      ANTI-DISCRIMINATION TEST FOR SALARY DEFERRAL CONTRIBUTIONS:


     (a) Each Plan Year, the Actual Deferral Percentage of eligible Highly Compensated Employees shall not exceed the greater of:

          (i) The Actual Deferral Percentage of all other eligible Employees multiplied by 1.25; or

          (ii) The lesser of the Actual Deferral Percentage of all other eligible Employees multiplied by 2, or the Actual Deferral Percentage of all other eligible Employees plus 2 percentage points.

     (b) The Actual Deferral Percentage for a group of Employees is the average of the ratios, calculated separately for each Employee in the group, of the amount of Salary Deferral Contributions that are credited under the Plan on behalf of each Employee for the Plan Year, to the Employee's Compensation for the Plan Year. In order for Salary Deferral Contributions to be included in the Actual Deferral Percentage for the Plan Year, such contributions must be attributable to compensation that otherwise would have been paid to the Participant during the Plan Year, must be allocated to the Participant's Accounts during the Plan Year, and must be paid to the Trust within 12 months following the close of the Plan Year. The Committee may elect in accordance with Code section 401(k)(3)(A) to apply the Actual Deferral Percentage of all other eligible Employees for the current Plan Year instead of the Actual Deferral Percentage for such Employees for the immediately preceding Plan Year in performing the tests described above.

     (c) Notwithstanding the foregoing provisions of the Plan, the Plan shall meet the anti-discrimination test of Code section 401(k), described in subsection (a) and applicable regulations, for each Plan Year. In order to meet the anti-discrimination test, any or all of the following steps may be taken:

          (i) At any time during the Plan Year, the Committee may limit the amount of Salary Deferral Contributions that may be made on behalf of Highly Compensated Employees.

          (ii) The Committee may reduce the Salary Deferral Contributions made for the Plan Year to the extent necessary to meet the requirements of Code section 401(k), in the manner described in Section 4.8.

          (iii) The Committee may recommend that the Employer make an additional Employer contribution to the Plan for the benefit of Participants who are not Highly Compensated Employees. This additional contribution may be allocated based on

               Participants' Compensation and shall be allocated to the Participants' Salary Deferral Contributions Accounts.

          (iv) If the test described in subsection (a) is not satisfied for a Plan Year, the Committee may use any other test permitted under Code section 401(k) to determine whether the Plan meets the anti-discrimination requirements of Code section 401(k). The limitations of Section 4.5(a)(ii) shall be used only to the extent permitted by applicable Treasury regulations.

          (v) The Committee may take any other steps that the Committee deems appropriate.

     (d) If the Employer maintains more than one plan qualified under Code section 401(a), and if the plans are aggregated for purposes of satisfying Code section 401(a)(4) or 410(b)(1)(A) or (B), all qualified cash or deferred arrangements contained in such plans shall be aggregated for purposes of performing the anti-discrimination test for Salary Deferral Contributions. If a Highly Compensated Employee participates in more than one plan of the Employer, all salary reduction contributions made by the Highly Compensated Employee under all such plans shall be aggregated for purposes of performing the test outlined above.

4.7      ANTI-DISCRIMINATION TEST FOR EMPLOYER MATCHING CONTRIBUTIONS:


     (a) For each Plan Year, the contribution percentage will be tested in accordance with Code section 401(m)(2) and Treasury regulation 1.401(m)-1.

     (b) The Plan shall meet the anti-discrimination test of Code section 401(m), described in subsection (a) and applicable regulations, for each Plan Year. In order to meet the anti-discrimination test, any or all of the following steps may be taken:

          (i) At any time during the Plan Year, the Committee may limit the amount of Employer Matching Contributions that may be made on behalf of Highly Compensated Employees.

          (ii) The Committee may reduce the Employer Matching Contributions made for the Plan Year to the extent necessary to meet the requirements of Code section 401(m), in the manner described in Section 4.8.

          (iii) The Committee may recommend that the Employer make an additional Employer contribution to the Plan for the benefit of Participants who are not Highly Compensated Employees. This additional contribution may be allocated based on Participants' Compensation.

          (iv) The Committee may take any other steps that the Committee deems appropriate.

         The Committee may elect in accordance with Code section 404(m)(2)(A) to apply the Employer matching percentage of all other Eligible Employees for the current Plan Year instead of the Employer matching percentage for such employees for the immediately preceding Plan Year in performing the tests described above.

     (c) If the Employer maintains more than one plan qualified under Code section 401(a), and if the plans are aggregated for purposes of satisfying Code section 401(a)(4) or 410(b)(1)(A) or (B), all Employer Matching Contributions made to such plans will be aggregated-for purposes of performing the anti-discrimination test. If a Highly Compensated Employee is eligible to participate in more than one plan maintained by the Employer, the Employer Matching Contributions made on behalf of the Highly Compensated Employee under all such plans will be aggregated for purposes of performing the anti-discrimination test described above.

     (d) Notwithstanding any other provision in the Plan, the sum of the actual deferral percentage and the contribution percentage on behalf of Highly Compensated Employees may not exceed the "aggregate limit" permitted under the multiple use test, as set forth in Code section 401(m)(9) and Treasury regulations section 1.401(m)-2. If the aggregate limit is exceeded, the Employer Matching Contributions and Salary Deferral Contributions of those Highly Compensated Employees who participate in the Plan will be reduced, beginning with such Highly Compensated Employees whose dollar contribution is the highest, until the limit is not exceeded. The amount by which each Highly Compensated Employee's dollar contribution is reduced shall be treated as an Excess Contribution under Section 4.7(b). The actual deferral percentage and the contribution percentage of the Highly Compensated Employees are determined after any correction required to be made under this subsection (d). Multiple use does not occur if both the actual deferral percentage and the contribution percentage of the Highly Compensated Employees does not exceed 1.25 multiplied by the actual deferral percentage and the contribution percentage of the non-Highly Compensated Employees.

4.8      DISTRIBUTION OF EXCESS CONTRIBUTIONS:

     (a) If a Participant's Salary Deferral Contributions exceed the $10,000 limitation (as adjusted pursuant to Code section 415(d)) described in
         Section 3.1(b) for a calendar year, the amount of Salary Deferral Contributions in excess of the limit and income attributable to those contributions shall be distributed to the Participant by the April 15 following the close of the calendar year in which the Salary Deferral Contributions were made.

     (b) For purposes of this Section, "Excess Contributions" means, for a Plan Year, the excess of Salary Deferral Contributions of Highly Compensated Employees over the maximum amount of such contributions permitted under the anti-discrimination tests described in Section 4.6. For purposes of this Section, "Excess Aggregate Contributions" means, for a Plan Year, the excess of Employer Matching Contributions of Highly Compensated Employees over the maximum amount of such contributions permitted under the anti-discrimination tests described in Section 4.7. Any

         Excess Contributions and any Excess Aggregate Contributions and income attributable to those contributions shall be distributed to the Highly Compensated Employees after the close of the Plan Year (but within 2 1/2 months after the close of the Plan Year) to which the Salary Deferral Contributions, Employer Matching Contributions relate. In determining the amount of the distributions under this Section, the Committee shall use the leveling method described in applicable Treasury regulations or any other method allowed by the Internal Revenue Service.

     (c) The amount of income attributable to Excess Contributions or Excess Aggregate Contributions is that portion of the income on the Participant's Account to which the contributions were allocated for the Plan Year that bears the same ratio as the amount of Excess Contributions or Excess Aggregate Contributions for the Plan Year bears to the total balance of that Account. Such calculations shall be made in accordance with Treasury Regulations sections 1.401(k)-l(f)(4) and 1.401(m)-l(e)(3). Income shall not include earnings for the period from the end of the Plan Year for which the contributions were allocated to the date of distribution.

     (d) The distributions required under this Section may be made without the consent of the Participant or his Spouse and may be made without regard to any Qualified Domestic Relations Order.

     (e) The amount of Excess Contributions determined under Section 4.8 shall be reduced by Salary Deferral Contributions exceeding the $10,000 limitation described in Section 3.1(b), which were previously distributed for the taxable year ending in the same Plan Year.

4.9 CORRECTION OF ERROR: If an error is made in the adjustment of a Participant's Accounts, the error shall be corrected by the Committee, and any gain or loss resulting from the correction shall be credited to the income or charged as an expense of the Trust Fund for the Plan Year in which the correction is made. In no event shall the Accounts of other Participants be adjusted because of the error.

4.10 TRUST AS SINGLE FUND: The creation of separate Accounts for accounting and bookkeeping purposes shall not restrict the Trustee in operating the Trust as a single Fund. Allocations to the Accounts of Participants in accordance with this Section IV shall not vest any right or title to any part of the assets of the Fund in such Participants, except as provided in Section V.

                                   SECTION V

                            BENEFITS AND WITHDRAWALS

5.1  VESTING:

     (a) A Participant shall vest in his Employer Annual Contribution Account on the basis of his number of Years of Service according to the following schedule:

  ----------------------------------------- -----------------------------------
              YEARS OF SERVICE                        VESTED PERCENTAGE
  ----------------------------------------- -----------------------------------
                Less than 5                                   0%
  ----------------------------------------- -----------------------------------
                 5 or more                                   100%
  ----------------------------------------- -----------------------------------

     (b) A Participant shall be 100% vested at all times in his Salary Deferral Contributions and the Employer Matching Contributions.

     (c) A Participant shall be 100% vested in the Employer Annual Contribution Account upon:

          (i)      his death;

          (ii)     Disability;

          (iii)    attaining age 65.

     (d) A Participant will forfeit the non-vested portion of his Account on the earlier of:

          (i) The distribution of the entire vested portion of a Terminated Participant's Accounts, or

          (ii) The last day of the Plan Year in which the Participant incurs a One-Year Break in Service.

For purposes of paragraph (i) above, in the case of a Terminated Participant whose vested benefit is zero, such Terminated Participant shall be deemed to have received a distribution of his vested benefit upon his termination of employment. Restoration of such amounts shall occur pursuant to Section 5.1(g).

     (e) Notwithstanding the Vesting schedule above, upon any full or partial termination of the Plan, all amounts credited to the Account of any affected Participant shall become 100% vested and shall not thereafter be subject to forfeiture.

     (f) The computation of a Participant's nonforfeitable percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to the Plan. In the event that the Plan is amended to change or modify any Vesting schedule, a Participant with at least three (3) Years of Service may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment.

     (g) If any Terminated Participant shall be reemployed by the Employer before five (5) consecutive One-Year Breaks in Service, and such Terminated Participant had received, or was deemed to have received, a distribution of his entire vested interest prior to his reemployment, his forfeited Account shall be reinstated only if he repays the full amount distributed to him before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five (5) consecutive One-Year Breaks in Service commencing after the distribution, or in the event of a deemed distribution, upon the reemployment of such Terminated Participant. In the event the Terminated Participant does repay the full amount distributed to him, or in the event of a deemed distribution, the undistributed portion of the Participant's Account must be restored in full, readjusted by any gains or losses occurring subsequent to the Valuation Date coinciding with or preceding his termination.

5.2 RETIREMENT; TERMINATION OF EMPLOYMENT: If a Participant terminates employment for any reason including retirement on or after his Early Retirement Date, Normal Retirement Date, or Disability, the Participant's Account shall be paid to him as soon as practicable thereafter, pursuant to Section 5.6. The Participant's Account shall be distributed in accordance with Sections 5.6 and 5.7.

5.3  DEATH BENEFITS:

     (a) If a Participant dies before his interest in his Account has been distributed, and if the Participant's Account balance exceeds $5,000 at the time of distribution, the Participant's interest remaining in his Account will be paid to the Participant's Beneficiary in a single sum cash payment or in a form selected by the Beneficiary pursuant to
         Section 5.7, provided that the Account must begin to be distributed within five years after the Participant's death. If the value of the Participant's Account does not exceed $5,000 at the time of distribution, the Account will be paid to the Participant's Beneficiary in a single sum cash payment.

     (b) If a Participant dies after payments have begun, then his remaining Account balance, if any, must be distributed to his Beneficiary at least as rapidly as under the method of distribution elected by the Participant.

5.4 DISABILITY BENEFITS: In the event of a Participant's Disability prior to his Normal Retirement Date, or termination of employment, all amounts credited to such Participant's Accounts shall become 100% vested. In the event of a Participant's Disability, the Trustee, in accordance with the provisions of Sections 5.6 and 5.7, shall distribute to such Participant all amounts credited to such Participant's Account as though he had retired.

5.5 DESIGNATION OF BENEFICIARY: If the Participant is not married, the Beneficiary is the person or entity designated by the Participant to receive benefits payable from the Plan as a result of the Participant's death. If the Participant is married, the Beneficiary is automatically the Participant's surviving Spouse and no written designation is required. If the Participant is married and the Participant wishes to designate a Beneficiary other than his Spouse, the Spouse must consent to the designation of another person who will become the designated Beneficiary to receive benefits under the Plan. If at the time of his death, the Participant has no surviving Spouse or designated Beneficiary, the Beneficiary is the Participant's estate. A Participant may designate a person or entity to be his Beneficiary by filing a properly completed and executed form provided by the Committee. A Participant may change a Beneficiary designation by submitting such change on a form provided by the Committee, or, if no such form is available, by a handwritten change witnessed by a third party. If a married Participant wishes to designate a Beneficiary other than his Spouse, the Beneficiary designation must be witnessed by a notary public or a member of the Committee (or a person authorized by the Committee) and the Spouse must (a) consent to the designation in writing, and (b) acknowledge the effect of such designation. A Participant's Beneficiary is bound by the terms of the Plan.

5.6   COMMENCEMENT OF DISTRIBUTION:

     (a) A Participant's Account balance shall be distributed (or shall begin to be distributed) as soon as practicable following the date the Participant terminates employment, retires, or dies, subject to subsection (b). The Account balance shall be valued as of the Valuation Date on or immediately preceding the date the distribution is made.

     (b) If a Participant's vested Account balance exceeds $5,000 and the distribution is to be made before the Participant's Normal Retirement Date, the Participant (and his Spouse, if any) or his Beneficiary must consent to the distribution before it may be made. In this event, the procedures of Section 5.7 shall apply. If a Participant and his Spouse, if any, does not consent to the distribution, the Participant's interest in his Accounts will be held in the Trust Fund until the earlier of (i) the date the Participant consents to the distribution,
         (ii) the Participant's Normal Retirement Date, or (iii) the Participant's death.

     (c) If a Participant's vested Account balance exceeds $5,000, such Participant's vested Account shall become payable after a One-Year Break in Service.

     (d) If the Participant's vested Account balance does not exceed $5,000 at the time of distribution, the Account will be distributed in a single sum cash payment without the Participant's or the Beneficiary's consent.

     (e) Each Participant's Account must begin to be distributed in accordance with the following rules, except as otherwise permitted by law:

          (i) If the Participant is not a 5% Owner and attains age 70 1/2 on or after January 1, 1998, the Participant's Account must be distributed (or must begin to be distributed) by the later of
                (x) the April 1 following the calendar year in which the Participant attains age 70 1/2, or (y) the date the Participant retires.

          (ii) To the extent required under Code sections 401(a)(9) and 411(d)(6), a Participant who has attained age 70 1/2 on or after January 1, 1996 may elect to receive distribution of his Account as of the April 1 following the calendar year in which the Participant attains age 70 1/2, or may elect to defer distribution of his Account until no later than the April 1 following the calendar year in which the Participant retires.

          (iii) If the Participant is a 5% Owner, the Participant's Account must be distributed (or must begin to be distributed) not later than the April 1 following the calendar year in which the Participant attains age 70 1/2.

These rules apply notwithstanding any other provision in the Plan to the contrary. Distributions under this Section shall be made in accordance with Code section 401(a)(9) and any Treasury Regulations issued thereunder.

     (f) Notwithstanding the foregoing, and unless the Participant otherwise consents, distributions must generally commence not later than 60 days following the close of the Plan Year in which occurs the latest of:

          (i)   The date the Participant attains age 65;

          (ii) The 10th anniversary of the date on which the Participant first commenced participation in the Plan; or

          (iii) The date on which the Participant separates from service.

     (g) Notwithstanding anything in the Plan to the contrary, in no event may a Participant's Salary Deferral Account be distributed before:

          (i) The Participant incurs a Disability, dies, terminates employment, attains age 59 1/2, or incurs a financial hardship as described in Section 5.10(c); or

          (ii) The Plan is terminated and the Employer does not maintain another defined contribution plan.

     (h) An Alternate Payee shall be entitled to receive a distribution from a Participant's Account pursuant to a Qualified Domestic Relations Order, notwithstanding the fact that the Participant is not currently eligible to receive a distribution from the Plan. If an Alternate Payee elects to maintain an Account in the Plan instead of receiving a distribution, the provisions of subsections 5.6(e) and (f) with respect to required beginning dates shall apply to the Alternate Payee as if he were a Participant.

5.7      FORM OF BENEFIT:

     (a) If a Participant's vested Account balance does not exceed $5,000 at the time of distribution, his benefit will be paid in the form of a single sum cash payment.

     (b) If a Participant's vested Account balance exceeds $5,000 at the time of distribution, a Participant's or his Beneficiary's benefit will be paid in one of the following forms of payment, as selected by the Participant or Beneficiary:

          (i)  A single sum cash payment;

          (ii) Payments over a period certain in monthly, quarterly, semiannual, or annual cash installments. In order to provide such installment payments, the Committee may:

              (A) Segregate the vested Account in a separate, federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate or other liquid short-term security, or,

              (B) Purchase a nontransferable annuity contract for a term certain (with no life contingencies) providing for such payment. The period over which such payments is to be made shall not extend beyond the Participant's life expectancy (or the life expectancy of the Participant and his designated Beneficiary).

          (iii) A direct trustee-to-trustee transfer to another employer's plan, provided that such plan is qualified under Code section 401(a) or 403(a); or

          (iv) A direct rollover to another employer's plan or individual retirement arrangement pursuant to the terms of Section 5.13, to the extent permitted by law.

     (c) A Participant may elect to have the portion of his Account that is invested in the Company Stock Fund paid in whole shares of Company Stock, with the value of fractional shares paid in cash, or entirely in cash. For purposes of determining the amount of a cash distribution, Company Stock will be valued as soon as practicable following receipt by the Committee of all information necessary to process the distribution.

     (d) The distribution of a benefit to a Participant, Spouse or Beneficiary shall be a complete discharge of the Plan, the Trustee, the Committee and the Employer with respect to the amount so distributed.

5.8 ELECTIONS: The Committee will provide the written election forms and a notice that explains the optional forms of benefit available under the Plan no less than 30 days and no more than 90 days before the date on which the benefits become payable. Notwithstanding the foregoing, a distribution may commence less than 30 days after the date on which the written election forms are delivered to the Participant or Beneficiary provided that:
[zz]
(a) The Participant is electing to receive his benefits in a form of payment other than an annuity;

(b) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option);

(c) distribution does not begin before the expiration of the (seven) day period that begins the day after the election of the qualified joint and survivor annuity or single life annuity is provided to the participants;

(d) the Participant is permitted to revoke an affirmative distribution election at least until the date on which the benefits become payable; and

(e) the Participant, after receiving the notice, affirmatively elects a distribution.

5.9 WITHDRAWALS DURING EMPLOYMENT AFTER AGE 59 1/2: Upon reaching age 59 1/2, a Participant may request a withdrawal of all or a portion of his Salary Deferral Account. A withdrawal request shall be given to the Committee (in such form as the Committee may prescribe), at least 30 days prior to the Valuation Date as of which the Participant wishes to receive the withdrawal.

5.10  HARDSHIP WITHDRAWALS:

(a) A Participant may request a withdrawal from his Salary Deferral Account if the Participant has incurred financial hardship, as described below. A Participant may not withdraw from his Salary Deferral Account due to financial Hardship any funds in excess of the actual Salary Deferral Contributions made to the Account, excluding earnings, and reduced by any prior Hardship Withdrawals.

(b) No more than one request for withdrawals pursuant to this Section 5.10 shall be permitted in any Plan Year.

(c) A Participant will be considered to have incurred a financial hardship if the Participant has immediate and heavy financial needs that cannot be fulfilled through other reasonably available financial resources of the Participant. Immediate and heavy financial needs shall mean:

     (i) Expenses incurred for or necessary to obtain medical care (as described in Code section 213(d)) by the Participant, the Participant's Spouse or any dependents of the Participant (as defined in Code section 152);

     (ii) Purchase (excluding mortgage payments) of a principal residence for the Participant;

     (iii) Payment of tuition and related educational fees (including room and board) for the next 12 months of post-secondary education for the Participant, his Spouse, children or dependents (as defined in Code section 152); or

     (iv) Funds needed to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

(d) The determination of financial hardship shall be made by the Committee in a uniform and nondiscriminatory manner in accordance with such standards as may be promulgated from time to time by the Internal Revenue Service. The Committee may rely on the Participant's representation that the financial hardship cannot be relieved:

     (i)      Through reimbursement or compensation by insurance or otherwise;

     (ii) By reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need; or

     (iii) By borrowing from commercial sources on reasonable commercial terms.

(e) A distribution will be deemed necessary to satisfy an immediate and heavy financial need of the Participant if all of the following requirements are met:

     (i) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant;

     (ii) The Participant's Salary Deferral Contributions are suspended until the first Entry Date following the date that is 12 months after receipt of the withdrawal; and

     (iii) The Participant may not make Salary Deferral Contributions for the calendar year that immediately follows the year of the withdrawal in excess of the $10,000 limit (as adjusted under Code section 402(g)) under Section 3.1(b) for that year, minus the amount of the Participant's Salary Deferral Contributions for the year in which the withdrawal is made.

(f) A Participant who wishes to make a withdrawal shall apply in writing to the Committee, on a form provided by the Committee. Such form must be submitted at least 30 days before the date which the Participant wishes to receive the withdrawal. The Participant must furnish such information in support of his application as may be requested by the Committee. The Committee shall determine the amount of withdrawal, if any, that shall be made and may direct distribution of as much of the Participant's Account as it deems necessary to alleviate or to help alleviate the financial hardship. The Participant's Account may be charged with any expenses necessary to implement the withdrawal. The Committee may not authorize a hardship withdrawal in excess of the amount deemed necessary to alleviate the financial hardship, plus amounts necessary to pay federal, state or local income taxes or penalties incurred as a result of the distribution.

(g) All withdrawals made pursuant to this Section shall be made as soon as practicable after the Committee approves the withdrawal. All withdrawals shall be based on Account values as of the Valuation Date immediately preceding the date the Committee authorizes the withdrawal.

(h) The Committee may adopt additional policies and procedures regarding hardship withdrawals, which are incorporated in this Plan by reference.

5.11 LOCATION OF MISSING PARTICIPANTS: If a Participant who is entitled to a distribution cannot be located and the Committee has made reasonable efforts to locate the Participant, then the Participant's vested interest in his Account shall be forfeited. The Committee will be deemed to have made reasonable efforts to locate the Participant if the Committee is unable to locate the Participant (or, in the case of a deceased Participant, his Beneficiary) after having made two successive certified or similar mailings to the last address on file with the Committee. The Participant's Account shall be forfeited as of the last day of the Plan Year in which occurs the close of the 12 consecutive calendar month period following the last of the location attempts. If the Participant or Beneficiary makes a written claim for the vested interest after it has been forfeited, the Committee shall cause the vested interest to be reinstated.

5.12  BENEFITS TO MINORS AND INCOMPETENTS:

(a) If any person entitled to receive payment under the Plan is a minor, the Committee shall pay the amount in a lump sum directly to the minor, to a guardian of the minor, or to a custodian selected by the Committee under the appropriate Uniform Transfers to Minors Act.

(b) If a person who is entitled to receive payment under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless a previous claim has been made by a duly qualified committee or other legal representative), the payment may be made to the person's spouse, son, daughter, parent, brother, sister or other person deemed by the Committee to have incurred expense for the person otherwise entitled to payment. The Committee may not be compelled to select any method that it does not deem to be in the best interest of the distributees.

5.13     ELIGIBLE ROLLOVER DISTRIBUTIONS:

(a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)      Definitions.

     (i) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); any amounts withdrawn because of a hardship withdrawal; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

     (ii) Eligible retirement Plan: An eligible retirement plan is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     (iii) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order are distributees with regard to the interest of the spouse or former spouse.

     (iv) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

5.14 INSIDERS: The Committee may impose on Insiders such restrictions and requirements regarding participation, contributions, investments, distributions and other matters as the Committee deems appropriate to comply with Rule 16b-3 or other applicable laws relating to Company Stock.

                                   SECTION VI

                             INVESTMENT OF ACCOUNTS

6.1               INVESTMENT FUNDS:

(a) The following investment funds shall be established for purposes of the Plan:

     (i) Company Stock Fund. The Company Stock Fund shall be invested primarily in Company Stock. The Trustee may purchase and sell Company Stock on the open market, from and to the Company, and in any other manner as the Trustee deems appropriate, consistent with applicable securities laws, ERISA and the Internal Revenue Code.

     (ii) Other Investment Funds. The Committee shall designate other investment funds from time to time for investment of Participants' Accounts. The Committee shall select the investment funds in accordance with Section 404(c) of ERISA and the regulations thereunder.

(b) Plan assets may be invested in a short term investment fund or in any other manner deemed appropriate by the Trustee, pending investment in the appropriate investment fund.

(c) The Committee may impose upon any investment fund such restrictions as may be necessary or appropriate. For example, the Committee may restrict transfers to or from an investment fund, and the Committee may limit the amount of a Participant's Account that may be transferred to or from an investment fund during a specified period of time.

6.2 DIRECTED INVESTMENTS: Investments may be directed by the Participant in accordance with regulations issued under the Internal Revenue Code and ERISA, as follows:

(a) A Participant may make investment directions in such form and at such time as the Committee shall designate. Investment directions shall specify the investment funds in which the Participant's Accounts are to be invested. Investment directions may be made at least quarterly, and more frequently if the Committee so determines, in whole percentages. Investment directions shall be submitted to such person as the Committee designates to implement Participants' directions. A Participant's investment directions shall be implemented as soon as is administratively feasible, consistent with applicable law and the Trustee's fiduciary responsibilities. An investment direction shall continue to apply until a subsequent direction is properly submitted.
         A Participant's Accounts may be charged for the reasonable expenses of carrying out investment directions.

(b) To the extent required by applicable law or regulations, each Participant shall be provided the following information for each investment fund:

     (i) An explanation that the Plan is intended to constitute a plan described in Section 404(c) of ERISA and the corresponding regulations, and that the fiduciaries of the Plan may be relieved of liability for any losses which are the direct and necessary result of investment instructions given by such Participant;

     (ii) A description of the investment fund and its investment objectives and risk and return characteristics, including the type and diversification of assets in the investment;

     (iii)   An identification of any designated investment managers;

     (iv) An explanation of the circumstances under which the Participant may give instructions and limitations thereon;

     (v) A description of any fees and expenses which may be charged to the Participant's Account in connection with purchases or sales of interests in the investment fund;

     (vi) The name, address and telephone number of the Plan fiduciary (or his designee) responsible for providing the information required under this Section;

     (vii) Any materials relating to the exercise of voting or similar rights incidental to the Participant's ownership interest in the investment fund, to the extent that such rights are passed through to Participants under the terms of the Plan;

     (viii) If the investment fund is subject to the Securities Exchange Act of 1934 a copy of the most recent prospectus immediately prior to the Participant's initial investment in the investment fund; and

     (ix) With respect to the Company Stock Fund, Participants shall be provided with all information generally required to be provided to shareholders of the Company.

(c) To the extent required by applicable law or regulations, upon request, each Participant shall also be provided the following information for each investment fund:

     (i) A description of the annual operating expenses and the total expenses, expressed as a percentage of average net assets;

     (ii) Copies of any prospectuses, financial statements and reports, and any other materials that are available to the Plan;

     (iii) A list of the assets comprising the portfolio, together with the value of each asset and, if the asset is a fixed rate contract issued by a bank, savings and loan association, or insurance company, the name of the issuer, the term, and the rate of return on the contract;

     (iv) Information concerning the value of shares or units in investment funds available to Participants under the Plan, as well as the past and current investment performance of such funds (determined, net of expenses, on a reasonable and consistent basis); and

     (v) Information concerning the value of shares or units held in the Account of the Participant.

6.3 LIMITATIONS ON DIRECTED INVESTMENTS: The Trustee may decline to implement a Participant's investment directions if such directions would:

(a)      Result in a prohibited transaction as described in ERISA section 406 or
         Section 4976 of the Internal Revenue Code;

(b) Generate taxable income to the Plan or jeopardize its tax qualified status;

(c) Not be in accordance with the documents and instruments governing the Plan;

(d) Cause a fiduciary to maintain the indicia of ownership in an asset outside jurisdiction of the United States district courts;

(e)      Result in a loss greater than the balance in the Participant's Account;
         or

(f) Result in certain transactions between the Plan and the Employer or an affiliate of the Employer.

         Any investment direction made by an Insider that involves the Company Stock Fund that is not exempt from the liability provisions of Section 16 under the Securities Exchange Act of 1934 shall be automatically void and of no effect, and the Trustee shall not implement any such investment direction.

6.4 APPLICATION TO BENEFICIARIES AND ALTERNATE PAYEES: All Beneficiaries of deceased Participants who have Account balances in the Plan may direct the investment of their Accounts into any one or more of the investment funds offered pursuant to Section 6.2. After an Alternate Payee's interest in a Participant's Accounts has been finally determined pursuant to Section 7.5, the Alternate Payee may direct the investment of the Alternate Payee's Accounts into one or more of the investment funds offered pursuant to Section 6.2, to the same extent that the Participant could have directed the investment of the Accounts.

6.5       VOTING, TENDER AND EXERCISE OF SIMILAR RIGHTS WITH RESPECT TO COMPANY
          STOCK:

(a) A Participant may instruct the Trustee how to vote, tender, or exercise similar rights with respect to the shares of Company Stock allocable to the Participant's Account. The Trustee shall hold any voting, tender, or similar instructions it receives from a Participant in the strictest confidence and shall implement and follow procedures sufficient to safeguard the confidentiality of such instructions, except to the extent necessary to comply with Federal or state laws not preempted by ERISA.

(b) The Trustee shall vote, tender, or exercise similar rights with respect to Company Stock for which timely instructions are received according to the Participants' instructions. The Trustee shall vote, tender, or exercise similar rights with respect to shares of Company Stock for which timely instructions are not received from Participants in such manner as the Trustee deems appropriate.

(c) The Committee (or its agent) shall ensure that all notices, forms, and other information regarding the exercise of voting, tender, or similar rights are distributed to Participants within a reasonable time before voting, tender, or similar rights are to be exercised. Instructions from a Participant must be received by the Trustee in time for the Trustee to act with respect to them.

6.6               MANAGEMENT OF THE COMPANY STOCK FUND:

(a) The Plan Administrator shall implement and follow procedures sufficient to safeguard the confidentiality of information relating to the purchase, holding, and sale of Company Stock by Participants, except to the extent necessary to comply with Federal or state laws not preempted by ERISA.

(b) If required by law, the Committee shall appoint an independent fiduciary (within the meaning of applicable Department of Labor regulations) to perform certain functions with respect to the Company Stock Fund if the Committee determines that appointment of an independent fiduciary is necessary because of a potential for undue Employer influence upon Participants with regard to the direct or indirect exercise of their shareholder rights.

(c) The Trustee shall manage the Company Stock Fund in a manner consistent with ERISA, the Internal Revenue Code and applicable securities laws. Consistent with these laws, the Trustee shall implement appropriate procedures, restrictions and limitations with respect to the purchase and sale of Company Stock. If the Trustee is not able to execute fully Participants' investment directions at a particular time, the Trustee shall execute the instructions to the extent possible, in a pro rata manner.

6.7 ALLOCATION OF INCOME: All net income that is earned on investments in an investment fund described in Section 6.1 shall be reinvested by the Trustee in that investment fund. As of each Valuation Date, the Trustee shall determine the current fair market value of each investment fund. As of each Valuation Date, before making adjustments for withdrawals, loans and transfers, the Plan Administrator shall adjust the Account invested in that investment fund to reflect the value of the investment fund as of that date. The adjustments shall be based on each Participant's Account balance invested in the investment fund as of the preceding Valuation Date.

                                  SECTION VII

                               PLAN ADMINISTRATION

7.1 GENERAL ADMINISTRATION: The Company is the Plan Administrator and is responsible for the general administration and interpretation of the Plan and for carrying out its provisions. The Company may delegate certain of its duties to the Committee, who shall be responsible for discharging and carrying out such delegated duties. The members of the Committee shall consist of one or more persons. A person shall be eligible to be a member of the Committee whether or not he is or may be a Participant in the Plan. The Company and each member of the Committee shall be indemnified by the Employer against any and all liabilities incurred by reason of any action taken in good faith pursuant to the provisions of the Plan.

7.2      POWERS AND DUTIES:

(a) The Committee shall have such powers as may be necessary to discharge its duties, including, but not in any way of limitation, the following powers and duties:

     (i) To construe and interpret the Plan and to decide all questions relating to eligibility and payment of benefits;

     (ii) To prescribe procedures to be followed by Employees in filing applications for benefits;

     (iii) To request and receive from the Employer and from Employees such information as shall be necessary for the proper administration of the Plan, including, but not limited to, such information as the Committee may reasonably require to determine each Employee's eligibility to participate in the Plan and the benefits payable to each Participant upon his death, retirement, attainment of age 59 1/2 or termination of employment;

     (iv) To prepare and distribute, in such manner as it determines to be appropriate, information explaining the Plan;

     (v) To furnish the Employer, upon request, with such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

     (vi) To direct the Trustee as to the method in which and persons to whom Plan assets will be distributed;

     (vii) To delegate any of its responsibilities to an employee or committee of employees to assist it in carrying out its duties; and

     (viii) To employ counsel and agents and such clerical and other services as the Committee shall deem necessary or desirable in carrying out the provisions of the Plan.

         The Committee shall be fully protected in relying on data, information or statistics furnished it by persons performing ministerial and limited discretionary functions as long as the Committee has had no reason to doubt the competence, integrity or responsibility of such persons. The Committee shall not have the power to (x) add to, subtract from or modify any of the terms of the Plan; (y) change or add to any benefits provided by the Plan; or (z) waive or fail to apply any requirement for eligibility for the receipt of benefits under the Plan.

(b) The Committee may adopt such rules and procedures and may make such decisions as it deems necessary or desirable for the proper administration of the Plan. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances. The determinations of the Committee shall be conclusive and binding on all persons for all purposes, and there shall be no appeal from any ruling of the Committee that is within its authority, except as provided in Section 7.6. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by an Employer or anyone acting on behalf of an Employer.

(c) The Company (or the Committee, if so authorized by the Company) shall have the power to (i) establish a funding policy and select investment funds for the Trust Fund; (ii) receive and review reports on the financial condition of the Trust Fund and statements of the receipts and disbursements of the Trust Fund from the Trustee; and (iii) appoint or employ one or more Investment Managers to manage any part or all of the assets of the Plan.

7.3 MEETINGS AND QUORUM: The Committee shall hold meetings upon such notice, at such places, and at such intervals as it may from time to time determine. A majority of the members of the Committee shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting shall be by the vote of a majority of those present at any such meeting. Action may be taken by the Committee without a meeting by a written consent signed by a majority of the members of the Committee.

7.4 COMPENSATION: The members of the Committee shall not be entitled to any compensation for their services with respect to the Plan, but each Committee member shall be entitled to reimbursement for any and all necessary expenses that he may incur in connection with the administration of the Plan. The expenses shall be paid by the Employer or from the Trust Fund. Any payments from the Trust Fund shall be deemed to be for the exclusive benefit of Participants.

7.5               DOMESTIC RELATIONS ORDERS:

(a) If the Trustee or the Committee receives a domestic relations order that purports to require the payment of a Participant's benefits to a person other than the Participant, the Committee shall take the following steps:

     (i) If benefits are in pay status, the Committee shall direct the Trustee to withhold payment and to account separately for the amounts that will be payable to the Alternate Payee if the order is a Qualified Domestic Relations Order.

     (ii) The Committee shall promptly notify the named Participant and the Alternate Payee of the receipt of the domestic relations order and of the Committee's procedures for determining if the order is a Qualified Domestic Relations Order.

     (iii) The Committee shall determine whether the order is a Qualified Domestic Relations order under the provisions of Code section 414(p) and in accordance with the procedures established for such purpose.

     (iv) The Committee shall notify the named Participant and the Alternate Payee of its determination as to whether the order meets the requirements of a Qualified Domestic Relations Order within 18 months beginning on the date the first payment would be made under the domestic relations order (the "18-month period").

(b) If the order is determined to be a Qualified Domestic Relations Order within the 18-month period, the Committee shall direct the Trustee to pay the specified amounts to the persons entitled to receive the amounts pursuant to the order.

(c) If the order is determined not to be a Qualified Domestic Relations Order within the 18-month period, or the issue as to whether the order is a Qualified Domestic Relations Order has not been resolved, the Committee shall direct the Trustee to pay the amounts (and any interest thereon) to the Participant or other person who would have been entitled to such amounts if there had been no order.

(d) If an order is determined to be a Qualified Domestic Relations Order after the end of the 18-Month Period, the determination shall be applied prospectively only.

(e) Distributions shall be made to an Alternate Payee in accordance with the Plan, the Qualified Domestic Relations Order and applicable law. If the Qualified Domestic Relations Order provides, a distribution may be made to the Alternate Payee as soon as practicable following the date the order is determined to be a Qualified Domestic Relations Order. A Qualified Domestic Relations Order shall not give an Alternate Payee any greater rights with respect to the form of distributions, investments or other matters than a Participant would have with respect to the Account.

7.6               CLAIMS PROCEDURE:

(a) Right to File Claim: A Participant or Beneficiary shall be entitled to file with the Committee a claim for benefits under the Plan. The claim is required to be in writing.

(b) Denial of Claim: If the claim is denied by the Committee, in whole or in part, the claimant shall be furnished within 90 days after the Committee's receipt of the claim (or within 180 days after such receipt if special circumstances require an extension of time) a written notice of denial of the claim containing the following:

     (i)      Specific reason or reasons for denial;

     (ii) Specific reference to pertinent Plan provisions on which the denial is based;

     (iii) A description of any additional material necessary for the claimant to perfect the claim, and an explanation of why the material is necessary; and

     (iv)     An explanation of the claims review procedure.

(c) Claims Review Procedure:

     (i) Review may be requested at any time within 60 days following the date the claimant received written notice of the denial of his claim. For purposes of this Section, any action required or authorized to be taken by the claimant may be taken by a representative authorized in writing by the claimant to represent him. The Committee shall afford the claimant a full and fair review of the decision denying the claim and, if so requested, shall (x) permit the claimant to review any documents that are pertinent to the claim, and (y) permit the claimant to submit to the Committee issues and comments in writing.

     (ii) The decision on review by the Committee shall be in writing and shall be issued within 60 days following receipt of the request for review. The period for decision may be extended to a date not later than 120 days after such receipt if the Committee determines that special circumstances require extension. The decision on review shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision of the Committee is based.

                                  SECTION VIII

                        DUTIES AND POWERS OF THE TRUSTEE

8.1 GENERAL: The Trustee shall receive, hold, manage, convert, sell, exchange, invest, disburse and otherwise deal with such contributions as may from time to time be made to the Trust Fund and the income and profits therefrom, in the manner and for the uses and purposes of the Plan. If an Investment Manager is appointed, the Investment Manager shall manage all or a portion of the assets of the Trust in accordance with instructions given by the Committee.

8.2 INVESTMENT OF THE TRUST FUND: The Trustee shall invest, reinvest and hold the assets of the Trust Fund in whatever form of investment as directed by the Committee and pursuant to Section VIII. The Trustee shall follow the Committee's instructions regarding how contributions are to be allocated among the investment funds and regarding transfers of accounts between the funds. The Trustee may hold any part of the Trust Fund uninvested or in cash without liability for interest for a reasonable period of time pending the investment of assets or the payment of costs, expenses or benefits payable under the Plan. The Trustee shall act at all times with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

8.3 PAYMENTS FROM THE TRUST FUND:

(a) Payments shall be made form the Trust Fund by the Trustee to or for the account of such persons, in such manner, at such times, and in such amounts as the Committee may from time to time direct. The Trustee shall be fully protected in making payments from the Trust Fund in accordance with such directions and shall have no responsibility to see to the application of such payments or to ascertain whether such directions comply with the terms of the Plan. The Trustee shall not be liable for its acts with respect to payments from the Trust when following such directions, or for its failure to actin the absence of such directions. The Trustee shall not be liable or responsible for any payment made by it in good faith and in the exercise of reasonable care without knowledge of the changed conditions or status of the payee.

(b) Except to the extent that such amounts are promptly paid by the Company, the Trustee shall also pay out of the Trust Fund: (i) all brokerage fees, transfer tax expenses and other expenses incurred in connection with the sale or purchase of investments; (ii) all real and personal property taxes, income taxes and other taxes at any time levied or assessed on, or with respect to, the Trust Fund or any property included in the Trust Fund; (iii) all applicable federal or state income taxes required to be withheld on distributions to a Participant or Beneficiary; and (iv) any Investment Manager's compensation, if any, and all other expenses of administering the Trust, unless paid by the Company.

(c) The Trustee may withhold all or part of any payment required to be made as it may deem necessary and proper to protect the Trustee or the Trust

         Fund against any liability or claim on account of any estate, inheritance, income or other tax, and the Trustee may discharge any such liability with part or all of the payment so withheld, provided that at least ten days before discharging a liability with any amount so withheld, the Trustee shall notify the Committee in writing of its intent to do so.

(d) If any check for a payment made form the Trust Fund that has been mailed by regular United States mail to the last address of the payee is returned to the Trustee unclaimed, the Trustee shall cancel the check and notify the Committee. The Trustee shall not make any further payments to the payee until it receives further instructions from the Committee.

8.4 POWERS OF THE TRUSTEE: In addition to the powers and discretion conferred upon the Trustee by any other provision of this Plan, but subject to the requirements of applicable law, the Trustee shall have all the usual powers conferred by law on trustees and shall also have the following express powers with respect to the Trust Fund:

(a) To employ agents, experts and counsel, to delegate discretionary powers to, and reasonably rely upon, information and advice furnished by agents, experts and counsel, and to compensate such agents and counsel out of the Trust Fund;

(b) From time to time to register any property in the name of its nominee or in its own name or to hold it unregistered or in such form as title shall pass by delivery, provided that the records of the Trustee shall at all times indicate the trust ownership of such securities.

(c) To retain, to exchange for any property, to sell in any manner and at any time, to divide, subdivide, partition, mortgage, improve, alter, remodel, repair and develop in any manner any property, real or personal; to lease property for any period of time; and to grant options to sell or lease property.

(d) To vote stock held in the Trust Fund personally or by proxy and to delegate the Trustee's powers with respect to stock to a proxy.

(e) To exercise subscription, conversion and other rights and options and to make payments from the Trust Fund in connection therewith.

(f) To take any action and to abstain form taking any action with respect to any reorganization, consolidation, merger, dissolution, recapitalization, refinancing and any other change affecting any property held as part of the Trust Fund;

(g) Upon direction by the Committee, to purchase contracts from any licensed insurance company;

8.5 ACCOUNTS AND REPORTS: The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements, distributions and other transactions of the Trust Fund. Within a reasonable time after receipt by the Trustee of the final Employer Annual Contribution and Employer Matching Contribution to the Trust for the Plan Year (or notice that no such Employer Contribution shall be made for the Plan Year), the Trustee shall deliver an account to the Company listing the fair market value of the assets of the Trust Fund as of the last day of the Plan Year and setting forth all receipts, disbursements, distributions and other transactions that were not included in a previous account. When approved by the Employer, the Trustee's account shall be binding on the Employer, and the Trustee will be released and discharged from any liability or accountability to the Employer with respect to all matters set forth therein. Failure by the Employer to object in writing to any specific items in an account within 30 days after its delivery to the Employer will constitute approval of the account by the Employer. No Plan Participant or Beneficiary shall have any right to compel any accounting, judicial or otherwise, by the Trustee.

8.6 LIMITATION OF LIABILITY: The Trustee shall hold in trust and administer the Trust Fund subject to all the terms and conditions of this Plan. The Trustee shall not be responsible for the administration of the Plan unless employed by the Company to serve in such capacity. The Trustee's responsibility shall be limited to holding, investing and reinvesting the assets of the Trust Fund from time to time in its possession or under its control as Trustee and to disbursing funds as shall be directed by the Committee. The Trustee shall not be responsible for the correctness of any payment or disbursement or action if made in accordance with the instructions of the Committee. If an Investment Manager is appointed, the Trustee's liability and responsibility with regard to holding, investing and reinvesting the assets shall be limited as provided in Section 8.8.

8.7 POWER OF TRUSTEE TO CARRY OUT THE PLAN: If, at any time, the Company, the Board, or the Committee shall be incapable, for any reason, of giving directions, instructions or authorizations to the Trustee, the Trustee may act, without such directions, instructions or authorizations, as it, in its discretion, shall deem appropriate and advisable under the circumstances for carrying out the provisions of the Plan.

8.8 INVESTMENT MANAGER: The Company (or the Committee, if so authorized by the Company) shall have the power to appoint an Investment Manager and to remove an Investment Manager that it has previously appointed. The appointment or removal of an Investment Manager shall be in writing. The Investment Manager must acknowledge in writing to the Trustee and to the Committee that the appointment is accepted and that it is a fiduciary with respect to the Plan. Unless otherwise specified, the appointment will be effective when the acknowledgment is made. Unless otherwise agreed to, removal of an Investment Manager or resignation of an Investment Manager shall be effective 60 days following the date written notice is received by the Investment Manager and the Trustee, in the case of removal, or the Committee and the Trustee, in the case of resignation. If an Investment Manager is appointed, the Investment Manager shall be solely responsible for the acquisition, disposition and management of the assets of the Plan, and the Trustee shall accept the written orders and instructions of the Investment Manager for the acquisition, disposition and management of the assets of the Plan. If an Investment Manager is appointed in accordance with this Section, then neither the Company, the Committee, nor the Trustee shall be liable for the acts or omissions of the Investment Manager.

8.9 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR: A Trustee may be removed by the Board at any time upon 30 days notice to the Trustee in writing. A Trustee may resign as Trustee by filing with the Board a written resignation, which shall take effect 30 days after the date of the filing. On removal or resignation of a Trustee, the Board may, but is not required to, appoint a successor Trustee. All of the provisions of the Trust with respect to the Trustee shall apply to each successor Trustee with the same force and effect as if the successor Trustee were the original Trustee. If more than on person is acting as Trustee, the Board may remove any one of such persons. Any successor Trustee shall not be accountable for the actions or omissions of any prior Trustee.

                                   SECTION IX

                                    TOP HEAVY

9.1 TOP HEAVY: If the Plan is "Top Heavy" for any Plan Year, as determined under
Section 9.2, the provisions of this Section IX shall apply, notwithstanding anything in the Plan to the contrary.

9.2 DETERMINATION OF TOP HEAVY STATUS: The determination of Top Heavy status shall be made as follows:

(a) Determination Date. The Administrator will determine if the Plan is Top Heavy as of the last day of the preceding Plan Year.

(b) Top Heavy Status. This Plan and any other plan maintained by the Company shall be Top Heavy if the sum of (1) the present value of accrued benefits of Key Employees under defined benefit plans and (2) account balances of Key Employees under this Plan and all defined contribution plans exceeds 60% of the sum of the present value of accrued benefits and the account balances of all employees in all such plans.

(c) Aggregation of Plans. If the Employer and Affiliated Employers maintain more than one plan qualified under Code section 401(a), then
         (i) each such plan in which a Key Employee is a participant, and (ii) each such plan that must be taken into account in order for a plan described in the Section 9.2(b) to meet the requirements of Code section 401(a)(4) or Code section 410 shall be aggregated with this Plan to determine whether the plans, as a group, are Top Heavy. For purposes of the preceding sentence, a plan includes a terminated plan that was maintained by the Employer within the last five years ending on the determination date. The Employer and Affiliated Employers may, in their discretion, aggregate any other qualified plans with the Plan to the extent such aggregation is permitted by Code section 416(g).

(d) Key Employee. An Employee, former Employee, or Beneficiary who, at any time during the Plan Year or during any of the four preceding Plan Years, is or was (a) an officer of the Employer or an Affiliated Employer whose annual Section 415 Compensation from the Employer and Affiliated Employers exceeds 50% of the amount described in Code section 415(b)(1)(A), as adjusted; (b) one of the ten Employees who own (or are considered as owning, within the meaning of Code section 318) at least 0.5% and the largest interests in an Employer or an Affiliated Employer and whose annual Section 415 Compensation from the Employer and Affiliated Employers exceeds $30,000 (as that amount may be adjusted under Code section 415(c)(1)(A)); (c) a 5% Owner; or (d) a 1% owner of an Employer or an Affiliated Employer whose annual Section 415

         Compensation from the Employer and Affiliated Employers exceeds $160,000. "Key Employee" shall also include the Beneficiary of a deceased Key Employee, as described above. The determination of Key Employee status shall be made in accordance with Code section 416, and the number of persons who are considered Key Employees shall be limited as provided under that section. A "non-Key Employee" is any Employee or former Employee who is not a Key Employee.

(e) Earnings. For any Plan Year in which this Plan is Top Heavy the amount of a Participant's earnings that may be taken into account under the Plan shall not exceed $160,000, as adjusted pursuant to Code sections 401(a)(17) and 415(d).

9.3 MINIMUM CONTRIBUTION: For each Plan Year in which the Plan is Top Heavy, the Employer contributions for each Participant who is an Employee on the last day of the Plan Year and who is not a Key Employee shall be at least equal to the lesser of (a) 3% of the Participant's Section 415 Compensation, or (b) the percentage of the Participant's Section 415 Compensation that is equal to the highest percentage of Section 415 Compensation at which Employer contributions are allocated to a Key Employee's Account for such Plan Year. For purposes of this Section, Employer contributions to a Key Employee's Account include (i) Employer Matching Contributions, if any, (ii) Employer Annual Contributions, if any, and (iii) Salary Deferral Contributions, if any. If the Plan is Top Heavy, a non-Key Employee who is an Employee on the last day of the Plan Year will receive the minimum required contribution under this Section regardless of (x) the number of Hours of Service completed during the Plan Year, (y) the amount of his Section 415 Compensation, or (z) his election to make salary deferrals, if applicable, for the Plan Year. To the extent this minimum allocation is provided under any other defined contribution plan maintained by the Employer or an Affiliated Employer, it shall not be provided under this Plan. The allocation shall be made in the proportion that each such Participant's Compensation for the Plan Year bears to all such Participant's Compensation for the Plan Year. After this allocation is made, the remaining Employer Matching Contributions and Employer Annual Contributions shall be allocated as described in Section 4.2. The Employer shall make an additional contribution to the extent necessary to meet the requirements of this Section.

9.4 VESTING: For Plan Years in which the Plan is Top Heavy, a Participant will become vested in his Employer Annual Contributions according to the following schedule:

 ---------------------------------------- --------------------------------------
       YEARS OF SERVICE                                  VESTED PERCENTAGE
 ---------------------------------------- --------------------------------------
          Less than 2                                            0%
 ---------------------------------------- --------------------------------------
               2                                                20%
 ---------------------------------------- --------------------------------------
               3                                                40%
 ---------------------------------------- --------------------------------------
               4                                                60%
 ---------------------------------------- --------------------------------------
               5                                                80%
 ---------------------------------------- --------------------------------------
           6 or more                                            100%
 ---------------------------------------- --------------------------------------

This subsection shall apply only to Participants who perform an Hour of Service on or after the first day of the first Plan Year in which the Plan is Top Heavy. If the Plan becomes Top Heavy and then ceases to be Top Heavy, the vesting schedule of Section V shall continue to apply to all Participants who have then completed at least three Years of Service (whether or not consecutive).

9.5 BENEFIT AND CONTRIBUTION LIMITATIONS. For any Plan Year in which the Plan is Top Heavy, the 1.25 amount of Section 4.5 shall be changed to 1.0 unless:

(a) The sum of the present value of accrued benefits and account balances of Key Employees under all plans aggregated pursuant to Section 9.2 does not exceed 90% of the sum of the total present value of accrued benefits and account balances of all employees, former employees and beneficiaries in the plans; and

(b) The minimum contribution of Section 9.3 is increased to the amount required by Code section 416(h).

                                   SECTION X

                    ADOPTION OF PLAN BY AFFILIATED EMPLOYERS

10.1 ADOPTION OF THE PLAN: An Affiliated Employer may become an Employer, with the approval of the Board, by adopting the Plan for its Employees. An Affiliated Employer that becomes a party to the Plan shall promptly deliver to the Trustee a certified copy of the resolutions or other documents evidencing its adoption of the Plan. Notwithstanding anything in the Plan to the contrary, an Affiliated Employer adopting the Plan may determine whether and to what extent periods of employment with the Affiliated Employer before the Affiliated Employer adopted the Plan shall be included as service under the Plan.

10.2 WITHDRAWAL: An Affiliated Employer may withdraw from the Plan at any time by giving advance notice in writing to the Committee of its intention to withdraw. Upon receipt of notice of a withdrawal, the Committee shall certify to the Trustee the equitable share of the Affiliated Employer in the Trust Fund, and the Trustee shall thereupon set aside from the Trust Fund such securities and other property as it shall, in its sole discretion, deem to be equal in value to the Affiliated Employer's equitable share. If the Plan is to be terminated with respect to the Affiliated Employer, the amount set aside shall be administered according to Section 11.2. If the Plan is not to be terminated with respect to the Affiliated Employer, the Trustee shall turn over the Affiliated Employer's equitable share to a trustee designated by the Affiliated Employer, and the securities and other property shall thereafter be held and invested as a separate trust of the Affiliated Employer. Neither the segregation of the Trust Fund assets upon the withdrawal of an Affiliated Employer, nor the execution of a new trust agreement shall operate to permit any assets of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants and Beneficiaries.

                                   SECTION XI

                            AMENDMENT AND TERMINATION

11.1 AMENDMENT: This Plan may be amended from time to time by resolution of the Board. No amendment shall be made to the Plan that (a) would have the effect of diverting any of the Trust from Participants or their Beneficiaries as provided in the Plan; (b) would prevent the allowance as a deduction for Federal income tax purposes, and particularly under Code section 404, of any contribution made by an Employer to the Trust; (c) would take the Plan and Trust out of the scope of Code sections 401, 402 and 501(a); (d) would increase the duties of the Trustee without its consent; (e) would decrease a Participant's vested interest in his Account in the Trust Fund; or (f) would eliminate an optional form of benefit in violation of Code section 411(d)(6).

11.2 TERMINATION: This Plan shall be irrevocable and binding as to all contributions made by the Employer to the Trust, but this Plan may be terminated at any time by resolution of the Board. If the Plan is terminated, or if a partial termination occurs (through a complete discontinuance of contributions or otherwise), each affected Participant shall have a 100% vested interest in his Account. If the Plan is terminated, the Account of each Participant shall be distributed to him (or to his Beneficiary, in the event of his death) as soon as practicable after the termination. An Affiliated Employer that has adopted the Plan may terminate its participation in the Plan at any time. In the event of such termination, the Affiliated Employer may adopt a successor plan providing substantially similar benefits and the interests of each Participant who is an Employee of the Affiliated Employer shall be transferred to the trustee or other funding agent for such successor plan. If the Affiliated Employer does not establish a successor plan within six months of its notice of termination of participation in the Plan (or gives sooner notice that no successor plan will be established), then the Plan will be deemed to be terminated with respect to the Affiliated Employer.

11.3 MERGER: In the event of merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall be entitled to a benefit under such other plan immediately after the merger, consolidation, or transfer that is equal to or greater than his Account balance determined under this Plan immediately before the merger, consolidation or transfer.

                                  SECTION XII

                                  MISCELLANEOUS

12.1              RECEIPT OF ROLLOVERS AND TRUSTEE-TO-TRUSTEE TRANSFERS:


(a) The Trustee may receive, with the consent of the Committee, the transfer of assets previously held under another qualified plan for the benefit of an individual who is a Participant in this Plan or who is eligible to be a Participant except for fulfilling the service requirements for participation. The assets may be received directly from the trustee of a qualified plan in a trustee-to-trustee transfer, or they may be received in a Code section 401(a)(31) direct rollover or a Code section 402(c) rollover from a qualified plan or from an individual retirement account. Notwithstanding the foregoing, assets that have at any time been held in any defined benefit plan or defined contribution plan that is subject to the funding standards of Code section 412 may not be transferred to this Plan unless such transfer is on account of a direct rollover pursuant to Code section 401(a)(31) or a rollover pursuant to Code section 402(c). Any plan from which assets are received must be a plan qualified under Code section 401 at the time of the transfer, and any individual retirement account must be an individual retirement account within the meaning of Code section 408 which consists solely of assets transferred to the individual retirement account from a qualified retirement plan and earnings thereon at the time of the rollover ("conduit individual retirement account").

(b) The Trustee shall invest the transferred assets as part of the Trust Fund. The transferred assets, and the earnings and losses attributable to them, shall be held in a separate Rollover Account on the books of the Trust for the benefit of the Participant. The Account shall share in allocations and adjustments pursuant to Section 4.2. The interest of a Participant in his Account attributable to transferred assets shall be fully vested at all times.

(c) The Company, Committee, and Trustee shall be fully protected in relying on data, representations, or other information provided by the trustee or custodian of a qualified plan or individual retirement account for the purpose of determining that the requirements of subsection (a) have been satisfied.

12.2 INDEMNIFICATION: The Employer shall indemnify each Committee member and each other Employee who is involved in the administration of the Plan against all costs, expenses and liabilities, including attorney's fees, incurred in connection with any action, suit or proceeding instituted against any of them alleging any act of omission or commission performed while discharging their duties with respect to the Plan, other than liability incurred as a result of that person's gross negligence or willful misconduct. Promptly after receipt by an indemnified party of notice of the commencement of any action, the indemnified party shall notify the Employer of the action. The Employer shall be entitled to participate at its own expense in the defense or to assume the defense of any action brought against any indemnified party. If the Employer elects to assume the defense of any such suit, the defense shall be conducted by counsel chosen by the Employer, and the indemnified party shall bear the fees and expenses of any additional counsel retained by him.

12.3 EXCLUSIVE BENEFIT RULE: This Plan shall be administered for the exclusive benefit of the Employees of an Employer and for the payment to Participants out of the income and principal of the Trust Fund of the benefits provided under the Plan. No part of the income or principal of the Trust Fund shall be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries.

12.4 NO RIGHT TO THE FUND: No person shall have any interest in, or right to, any part of the assets of the Trust Fund or any rights under the Plan, except as to the extent expressly provided in the Plan.

12.5 RIGHTS OF THE EMPLOYER: The establishment of this Plan shall not be construed as conferring any legal or other rights upon any Employee or any other person for continuation of employment, nor shall it interfere with the right of an Employer to discharge any Employee or to deal with him without regard to the effect thereof under the Plan.

12.6 NON-ALIENATION OF BENEFITS: No amount payable to or held under the Plan for the account of any Participant or Beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void. No amount payable to or held under the Plan for the account of any Participant or Beneficiary may be in any manner liable for his debts, contracts, liabilities, engagements or torts, or be subject to any legal process, levy or attachment. The provisions of this Section shall not preclude distributions made by the Trustee in accordance with a Qualified Domestic Relations Order.

12.7 CONSTRUCTION AND SEVERABILITY: Except as otherwise provided by Federal law, all of the provisions of the Plan shall be construed, administered, and enforced in accordance with the laws of the Commonwealth of Virginia. For simplicity of expression, pronouns and other terms are sometimes expressed in a particular number and gender; however, where appropriate to the context, such terms shall be deemed to include each of the other numbers and the other gender. Each provision of this Plan shall be considered to be severable from all other provisions so that if any provision or any part of a provision shall be declared void, then the remaining provisions of the Plan that are not declared void shall continue to be effective.

12.8 DELEGATION OF AUTHORITY: Whenever the Employer, under the terms of this Plan, is permitted or required to do or perform any act, the act may be done or performed by any officer of an Employer, and such officer shall be presumed to be duly authorized by the Board.

         IN WITNESS WHEREOF, the Company and the Trustee have caused this Plan to be executed as of the ___ day of __________________, 1999.

                           F & M NATIONAL CORPORATION


                            By:  ____________________________________________


                            TRUSTEE


                            By:  ____________________________________________